UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Advanced BioEnergy, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Advanced BioEnergy, LLC

8000 Norman Center Drive, Suite 610,

Bloomington, MN 55437

Notice of Regular Meeting of Members

to be held on Tuesday, April 16, 2019

To our members:

The regular meeting of members of Advanced BioEnergy, LLC will be held at The Dakota Event Center, 720 Lamont Street, Aberdeen, South Dakota on Tuesday, April 16, 2019 at 9 a.m. central time, for the following purposes:

1.	To set at seven the number of directors to be elected for a term of one year;
2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified;
3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019;
4.	To cast a non-binding advisory vote approving executive compensation; and
5.	To transact other business that may properly be brought before the meeting.

February 15, 2019 is the record date for the meeting and only members of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few units, and whether or not you expect to be present, you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided. Voting by proxy will not affect your right to subsequently change your vote or to attend the regular meeting.

By Order of the Board of Directors,

/s/ J.D. Schlieman
J.D. Schlieman Chairman of the Board

Bloomington, Minnesota

January 28, 2019

VOTING INSTRUCTIONS

The enclosed proxy is solicited by the board of directors of Advanced BioEnergy, LLC (“us,” “ABE,” or the “Company”) for use at the 2019 regular meeting of members to be held on Tuesday, April 16, 2019 and at any adjournment thereof. The regular meeting will be held at The Dakota Event Center, 720 Lamont Street, Aberdeen, South Dakota on Tuesday, April 16, 2019 at 9 a.m. central time. Registration for the meeting will begin at 8:00 a.m. central time. This solicitation of proxies is being made by mail; however, we may also use our officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about Tuesday, February 19, 2019. To vote:

BY MAIL

•	Mark your selections on the proxy card;
•	Date and sign your name exactly as it appears on your proxy card; and
•	Mail the proxy card in the enclosed postage-paid envelope.

BY FACSIMILE

•	Mark your selections on the proxy card;
•	Date and sign your name exactly as it appears on your proxy card; and
•	Fax the proxy card to us at 763-226-2725 by 3:00 p.m. central time on Monday, April 15, 2019.

IN PERSON

You may vote in person at the meeting by attending the meeting and voting by ballot. Even if you plan to attend the meeting in person, we encourage you to vote by returning the enclosed proxy card by mail or by facsimile so we can ensure your vote is counted in the event you are not able to attend the meeting due to unforeseen circumstances.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY STATEMENT

ADVANCED BIOENERGY, LLC

8000 Norman Center Drive, Suite 610,

Bloomington, MN 55437

PROXY STATEMENT FOR

2019 REGULAR MEETING OF MEMBERS

ABOUT THE REGULAR MEETING

The enclosed proxy is being solicited by our board of directors for use in connection with our regular meeting of members to be held on Tuesday, April 16, 2019 at 9:00 a.m. central time at The Dakota Event Center, 720 Lamont Street, Aberdeen, South Dakota, and at any adjournments thereof. The mailing of this proxy statement and our form of proxy to members will commence on or about Tuesday, February 19, 2019.

The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your units. Instead, you may follow the instructions below to vote your units through the enclosed proxy card. Your proxy is important to ensure a quorum at the meeting.

What is the purpose of the regular meeting?

At the regular meeting, we will ask our members to vote on four matters:

•	To set at seven the number of directors to be elected for a term of one year;
•	To elect seven directors to serve for a period of one year or until their successors are elected and qualified;
•	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and
•	To cast a non-binding advisory vote approving executive compensation.

Following the formal portion of the meeting, our management will report on our performance and answer questions from our members.

Who is entitled to attend the meeting?

Only members as of the record date February 15, 2019, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m. central time. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please RSVP your attendance with the proxy card enclosed.

Please also note that if you hold your units in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your ownership as of the record date, or the proxy form described below under “How do I Vote?”

Who is entitled to vote at the meeting?

Only members of record at the close of business on the record date for the meeting February 15, 2019 will be entitled to vote at the meeting or any adjournments thereof.

How many votes do I have?

On any matter that may properly come before the meeting, each member entitled to vote will have one vote for each unit owned by that member as of the close of business on the record date.

How many membership units are outstanding?

At the close of business on the record date, there were 25,410,851 outstanding membership units (“units”). Therefore, there are a total of 25,410,851 possible votes on any matter.

What constitutes a quorum?

Pursuant to Section 6.9 of our Fifth Amended and Restated Operating Agreement dated March 16, 2012 (the “Operating Agreement”), the presence in person or by proxy of members holding at least 50% of the issued and outstanding units is required to constitute a quorum. On the record date, we had 25,410,851 issued and outstanding units, each of which is entitled to vote at the meeting. Accordingly, the presence of holders of at least 12,705,426 units at the meeting will constitute a quorum. If you submit a proxy or appear at the meeting, then your units will be considered part of the quorum.

If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of units considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

Units can be voted only if the holder of record is present at the meeting either in person or by proxy. You may vote using any of the following methods:

Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its units at the meeting. The units represented by each properly executed proxy card will be voted at the meeting in accordance with the member’s directions. We urge you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to us at 763-226-2725. In order for your vote to count, we must receive it by 3:00 p.m., central time, on Monday, April 15, 2019. If units are owned jointly by more than one person, either person may sign the proxy card.

In person. You may vote in person at the meeting by attending the meeting and voting by ballot. Even if you plan to attend the meeting in person, we encourage you to vote by returning the enclosed proxy card so we can ensure your vote is counted in the event you are not able to attend the meeting due to unforeseen circumstances.

If you hold your units in “street name,” you need to obtain a proxy form from the institution that holds your units. Members who hold units through a broker or agent should follow the voting instructions received from that broker or agent.

What can I do if I change my mind after I vote my units?

You may revoke your proxy by:

•	voting in person at the meeting, but attendance at the meeting alone will not revoke your proxy; or
•

giving personal or written notice of the revocation, which is received by Richard R. Peterson, our Chief Executive Officer, President and Chief Financial Officer, at our offices at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437 on or before April 15, 2019 by 3:00 p.m. central time.

What is the effect of an “abstention” or “withhold” vote on the proposals to be voted on at the meeting?

A unit voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Because proposals 1, 3 and 4 require not less than the affirmative vote of the holders of a majority of the units present and entitled to vote on any proposal in order to pass, an abstention will have the effect of a vote against the proposals. Directors are elected by a plurality of units voting for directors. Therefore, a “withhold” vote with respect to a director will not prevent that director from being elected if a plurality of units are voted for that director.

What is the effect of a “broker non-vote” on the proposals to be voted on at the meeting?

A “broker non-vote” occurs if your units are not registered in your name and you do not provide the record holder of your units (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable New York Stock Exchange rules. These rules apply to us even though our units are not listed on any securities exchanges. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to the matter.

Under New York Stock Exchange rules, proposal 3, the ratification of RSM US LLP as our independent registered public accounting firm, is a routine item. As a result, brokers who do not receive instructions how to vote on this matter generally may vote on this matter at their discretion. Brokers who do not receive instructions how to vote on our other proposals may not vote on these matters.

What is the recommendation of the board of directors on my voting my units?

Our board of directors recommends a vote:

•	for the setting at seven the number of directors to be elected for a term of one year as set forth in proposal 1,
•	for the election of the seven nominees to our board of directors as set forth in proposal 2,
•	for the ratification of RSM US LLP as our independent registered public accounting firm as set forth in proposal 3, and
•	for the advisory vote approving executive compensation as set forth in proposal 4.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your units:

•	for setting at seven the number of directors to be elected for a term of one year as set forth in proposal 1,
•	for the election of the seven nominees to our board of directors as set forth in proposal 2,
•	for the ratification of RSM US LLP as our independent registered public accounting firm as set forth in proposal 3, and
•	for the advisory vote approving executive compensation as set forth in proposal 4.

If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

What vote is required to approve each item?

Setting the Number of Directors. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

Election of Directors. The director nominees who receive the greatest number of votes will be elected directors.

Ratify the Appointment of RSM US LLP as Independent Registered Public Accounting Firm. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

Advisory Vote Approving Executive Compensation. An affirmative vote of a majority of the units represented at the meeting and entitled to vote will result in the matter being approved.

What is the effect of the 2009 Voting Agreement on the matters to be voted on?

The 2009 Voting Agreement further described in this proxy statement under “Security Ownership of Certain Beneficial Owners — Description of 2009 Voting Agreement” requires certain persons, who hold in the aggregate approximately 39.6% of our outstanding units, to vote in favor of the election of Mr. Christianson, Mr. Schlieman, and Mr. Peterson proposed by the board of directors as described in proposal 2. The 2009 Voting Agreement does not require the parties to the 2009 Voting Agreement to vote for or against, or to abstain from, any of the other proposals described in this proxy statement.

May the meeting be adjourned?

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, facsimile, the internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our units. We will reimburse these record holders for their reasonable out-of-pocket expenses in forwarding these materials.

What is a member proposal?

A member proposal is a recommendation that the Company or our board of directors take action on a matter that a member presents for approval at a meeting of our members. If you submit a proposal, your proposal should state as clearly as possible the course of action that you believe we should follow. If we place your proposal in our proxy statement, then we must also provide the means for members to vote on this proposal via the proxy card. We have explained below the deadlines and procedures for submitting member proposals.

What is the deadline for submitting a member proposal for the 2020 regular meeting of members?

In order to be considered for inclusion in next year’s proxy statement, member proposals must be submitted in writing to us by December 17, 2019. Member proposals may be submitted by members holding more than 1% of the then-outstanding units. We suggest that proposals for the 2020 regular meeting of members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including requirements in our Operating Agreement.

How do I nominate a candidate for election as a director at next year’s regular meeting?

We anticipate seven directors will stand for election at the 2020 regular meeting of members. Nominations for director seats are made by the board of directors. In addition, a member may nominate a candidate for director by following the procedures set forth in Section 5.3 of our Operating Agreement. Under our Operating Agreement, any member that intends to nominate one or more persons for election as directors at a meeting may do so only if written notice of the member’s intent to make the nomination has been given, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437, not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your nomination must be received no earlier than January 2, 2020 and no later than February 1, 2020 for our 2020 regular meeting of members.

We may require any proposed nominee to furnish other information that may reasonably be required to determine the eligibility of the proposed nominee to serve as a director.

How may I obtain additional copies of the annual report?

Our annual report for our fiscal year ended September 30, 2018, including audited financial statements, is included with this proxy statement. Our annual report as well as our most recent quarterly report on Form 10-Q are also available online at www.advancedbioenergy.com. For additional printed copies, which are available without charge, please contact us by telephone at 763-226-2701 or by mail at Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

Why did my household receive only one proxy statement when multiple members share this address?

In order to reduce expenses, we delivered only one proxy statement and annual report to multiple members that share an address unless we received contrary instructions from one or more of the security holders. Upon written or oral request to Richard R. Peterson at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437 or 763-226-2701, we will promptly provide a separate copy of the proxy statement and annual report to a security holder with a shared address to which a single copy of the documents were delivered. If you wish to receive a separate copy of our proxy statements or annual reports in the future, or if you are receiving multiple copies of our proxy statements or annual reports and wish to receive a single copy in the future, please contact Richard R. Peterson as provided above.

Where is the Company’s principal executive office located?

Our principal executive office is located at 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

PROPOSALS 1 & 2

ELECTION OF DIRECTORS

Setting the Number of Directors at Seven

Section 5.2 of our Operating Agreement provides that the members will by resolution fix the number of directors to be elected at each regular meeting of members. The board will propose for member approval a resolution setting the number of directors at seven for the term ending at the 2020 regular meeting of members.

Directors and Director Nominees

Our Operating Agreement currently provides that the board of directors are elected for one-year terms.

As described below under “Security Ownership of Certain Beneficial Owners — 2009 Voting Agreement,” the Company and certain other parties are parties to the 2009 Voting Agreement, which, among other things, requires the parties thereto to nominate, recommend and vote for election to the board two designees of Thomas H. Lee Partners, LLP and affiliated entities (“THL”) and the Chief Executive Officer of the Company. Our current board of directors and director nominees is comprised of the following, each of whom is a nominee for election:

Name	Age	Position	Director Since
Nominee Directors:
Theodore J. Christianson	52	Director	2018
Daniel R. Kueter	49	Director	2014
Charles M. Miller	72	Director	2015
Troy L. Otte	51	Director	2005
J.D. Schlieman	64	Chairman & Director	2015
Richard R. Peterson	53	Chief Executive Officer, President, Chief Financial Officer & Director	2009
Brian D. Thome	45	Director	2018

Biographical Information for Nominee Directors

Theodore J. Christianson is a managing director in the Piper Jaffray Merchant Banking Group. Mr. Christianson has worked in the financial services and investment banking sectors for more than 27 years. Prior to Mr. Christianson’s current role, he served as Global Group Head of Piper Jaffray’s Capital Advisory Group, which includes the firm’s private equity placement, financial restructuring and debt capital markets product businesses. He joined Piper Jaffray in 1998 as a member of the newly established private equity placement group where he was instrumental in building the group into one of the leading private equity placement practices in the industry. Mr. Christianson assumed management responsibilities of the firm’s private equity placement practice in 2001 and later established and assumed management responsibility for the Capital Advisory Group in 2008. He also served in various senior leadership positions as a member of the firm’s Investment Banking Commitment Committee and Global Group Head Council. Prior to joining Piper Jaffray, Mr. Christianson held various positions during his nine-year tenure with Norwest Bank (now merged with Wells Fargo). His last position was senior banker in Norwest’s Private Placement Group where he specialized in raising corporate taxable and tax-exempt debt on behalf of corporation clients. Mr. Christianson served on the board of the Minnesota Zoo Foundation for 8 years where he served as Treasurer and chaired both the Governance and Finance Committees.  Mr. Christianson currently serves on the board of the Dunwoody College of Technology and Foodsby, Inc., a lunch delivery service for professionals. Mr. Christianson’s knowledge and experience in private equity and capital markets brings strong practical experience to the Company’s board.

Daniel R. Kueter has been a member of our board of directors since September 2014. Mr. Kueter is an executive with UnitedHealthcare.  Previously, Mr. Kueter served as Chief Executive Officer of the Midwest Health Collaborative and the University of Iowa Health Alliance from December 2012 until September 2018. Mr. Kueter’s experience in board and leadership roles, and his knowledge of the Midwest business and agricultural community, brings strong practical experience to the Company’s board.

Charles M. Miller is a Senior Managing Director of Tigress Financial Partners. He has 35 years of experience in the investment business, including senior executive responsibility with Credit Suisse First Boston, Merrill Lynch Capital Markets and William Blair & Company. Mr. Miller began his career in international finance with Getty Oil Company. He also previously served as a Senior Managing Director with Clean Energy Capital (CEC) and was a member of its investment committee. He had a significant impact on the firm’s ethanol strategy and is familiar with the numerous challenges and opportunities facing the industry. He has expertise in international finance and has developed a comprehensive understanding and advised institutional clients across a variety of asset classes, including global and domestic tactical asset allocation, leveraged buyouts, currency management, venture capital, hedge funds and private equity transactions. Mr. Miller’s experience in finance and background in the ethanol industry provides expertise in these areas to our board.

J.D. Schlieman has served as Operating Partner for Summit Ag Opportunities, a private equity fund focused on investments in Midwest agricultural businesses, since September 2018.  In this capacity, he is primarily focused on sourcing, structuring and investment execution in portfolio companies.  He previously served from 2007 to 2011 as President from Hawkeye Energy Holdings and its subsidiaries, which had combined annual ethanol production capacity of 460 million gallons per year. Hawkeye Gold, another subsidiary, marketed ethanol and distillers grains for all of Hawkeye’s productions facilities as well as for third-party plants. Mr. Schlieman was one of the original co-founders of Hawkeye and his primary responsibilities included overall operations of that company, including risk management and business development activities. He also served as CFO from 2004 through April 2007. Prior to co-founding Hawkeye, Mr. Schlieman spent 10 years at Heartland Pork in Alden, Iowa, one of the largest hog production companies in the US. He was Vice President and CFO until their sale in early 2004. Prior to Heartland Pork, he served as an agricultural lender within the Farm Credit System and for Grundy National Bank as well as three years as a commodity broker.  Mr. Schlieman’s experience as an ethanol company executive and operator, including his risk management and business development experience, provides significant insight and expertise to our board.

Troy L. Otte has been involved in a family-owned farm in the Fillmore County, Nebraska area since 1990. The current operation consists of 5,000 acres of commercial corn, soybeans and Pioneer Hy-Bred International seed. Mr. Otte has served on the board from its inception and has first-hand knowledge of our history and business. He provides the board with agriculture and commodity market experience.

Richard R. Peterson joined our Company as vice president of accounting and finance and chief financial officer in November 2006 and was named chief executive officer of the Company in October 2008. From July 2001 until November 2006, Mr. Peterson served as the director of finance, North American Operations for Nilfisk-Advance, Inc., a manufacturer of commercial and industrial cleaning equipment. Prior to joining Nilfisk-Advance, Mr. Peterson served as the chief financial officer for PPT Vision, Inc., a manufacturer of 2D and 3D vision inspection equipment from April 1999 to July 2001, and served as the chief financial officer of Premis Corporation, a point-of-sale software development company from December 1996 to April 1999. Mr. Peterson currently serves on the board as our CEO Designee pursuant to the 2009 Voting Agreement. Mr. Peterson has intimate knowledge of our business operations, and understands the many challenges of running the Company. We believe his CEO perspective is critical for the board to effectively oversee the affairs of the Company and administration of its strategies.

Brian D. Thome currently serves as President, CEO and board member of Edeniq, Inc, which creates and sells processes for producing low-cost cellulosic sugars and cellulosic ethanol.  Prior to his current role, Mr. Thome was employed with First National Bank of Omaha from January 1999 to December 2004, serving as Second Vice President of Corporate Lending. From December 2004 to March 2006, Mr. Thome served as Director of Financial Investments for Fagen, Inc., a construction company with significant presence in the biofuels industry, during which he represented Fagen Inc.’s ownership in business development, M&A transactions, and board representation for eleven direct private investments. After serving on its board of directors from inception, Mr. Thome served as President of US BioEnergy Corporation from March 2006 to March 2007. After US BioEnergy Corporation completed a successful initial public offering, Mr. Thome stepped away to form his own consulting business, serving customers in meeting various business and financial planning leadership needs. Mr. Thome possesses a deep background in the renewable fuels and finance industries, with particular core competencies in strategy and leadership. He has experience directing core business operations, including product manufacturing, product sales, and engineering and construction. As a finance professional, he has expertise in debt and equity financing, capital analysis and structure, and revenue and margin modeling. Mr. Thome has been involved with both the buy and sell-side of various M&A transactions, and has been instrumental in successful business development and start-up projects.  Mr. Thome’s substantial biofuels industry expertise and business experience will enable him to serve as an effective, experienced director.

Mr. Christianson and Mr. Schlieman are the two designees of Thomas H. Lee Partners and affiliated entities (f/k/a Hawkeye Energy Holdings) pursuant to the 2009 Voting Agreement. On December 21, 2009, Hawkeye Renewables, LLC (“Hawkeye Renewables”), a subsidiary of Hawkeye Energy, filed for reorganization under chapter 11 of the U.S. Bankruptcy Code in Delaware. On May 25, 2010, a Joint Plan of Reorganization of Hawkeye Renewables was filed with the court; the Joint Plan was confirmed on June 2, 2010, and became effective on June 18, 2010, the date on which Hawkeye Renewables emerged from protection under the Bankruptcy Code with new ownership.

Each of the nominees named above has indicated a willingness to serve as a director.

Our board of directors recommends that you vote for proposal 1 to set at seven the number of directors to be elected for a term of one year and for the election of each of the seven nominees listed above to serve on our board of directors.

PROPOSAL 3

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (f/k/a McGladrey LLP) has been our independent registered public accounting firm since fiscal 2005. Upon recommendation from our audit committee, our board of directors selected RSM US LLP to serve as our independent registered public accounting firm for our fiscal year ending September 30, 2019, subject to ratification by our members. While it is not required to do so, our board of directors is submitting the selection of this firm for ratification to ascertain the view of our members. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2019.

RSM US LLP Attendance at Meeting

A representative of RSM US LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Billed by RSM US LLP

The following table presents the aggregate fees billed for professional services by RSM US LLP and its affiliate in our fiscal years ended September 30, 2018 and 2017, for these various services:

Description of Fees	Fiscal 2018 Amount	Fiscal 2017 Amount
Audit fees	$151,550	$142,800
Audit-related fees	11,025	10,710
Total audit and audit-related fees	162,575	153,510
Tax fees:
Tax compliance fees	53,167	46,921
Tax consultation and advice fees	—	—
Total tax fees	53,167	46,921
Total	$215,742	$200,431

 Audit Fees

Audit fees consist of fees billed for audit services related to review of our interim financial statements, audit of our fiscal year-end consolidated financial statement and separate audit of ABE South Dakota, LLC.

Audit-Related Fees

We were billed $11,025 for audit-related fees during fiscal 2018, and we were billed $10,710 for audit-related fees during fiscal 2017. The audit related fees relate to a Renewable Identification Number (“RIN”) agreed-upon procedures report and annual meeting attendance.

Tax Compliance Fees

We were billed $53,167 and $46,921 for tax compliance services during the years ended September 30, 201 and 2017, respectively. Tax compliance services consist of planning and preparation of Company tax returns and related filings.

Tax Consultation and Advice Fees

We were not billed for any tax consultation and advice fees for fiscal 2018 or 2017.

Pre-Approval Policies and Procedures

In accordance with Section 10(A)(i) of the Securities Exchange Act of 1934, our audit committee approves the engagement of our independent registered public accounting firm to render audit and non-audit services before those services are rendered, considering, among other things, whether the proposed engagement would impact the independence of the registered public accounting firm. All of the fees reflected above were approved by the audit committee and all of the work was performed by full-time, permanent employees of RSM US LLP.

Our board of directors recommends that you vote for proposal 3 to ratify the appointment of RSM US LLP.

PROPOSAL 4

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our members to vote to approve the compensation of our named executive officer as disclosed in this proxy statement on an advisory, non-binding basis. As described below in detail under the heading “Executive Compensation,” our compensation programs are designed to retain management, to align the interests of our management with those of our members and to reward management for outstanding business results. Please read the “Executive Compensation” section below for additional details about our executive compensation programs, including information about the fiscal year 2018 compensation of our named executive officer.

At our 2018 regular meeting of members, our members approved the non-binding advisory vote on executive compensation as presented in our Proxy Statement by a vote of 14,516,009 in favor, 719,083 votes against, with 631,478 votes abstaining. We currently conduct our advisory votes to approve the compensation of our named executive officer on an annual basis, and we expect to conduct the next advisory vote at our 2020 regular meeting of members.

This proposal gives you, as a member, the opportunity to endorse or not endorse the compensation of our named executive officer as described in this proxy statement by voting for or against the following resolution. While our board of directors and compensation committee intend to carefully consider the member vote resulting from the proposal, which is commonly known as a “say-on-pay” proposal, the final vote will not be binding on us and is therefore, advisory in nature. The resolution reads:

“RESOLVED, that the members approve the compensation of the Company’s named executive officer, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption ‘Executive Compensation’ of this proxy statement.”

Our board of directors recommends that you vote for proposal 4 to approve the compensation of our named executive officer, as disclosed in this proxy statement.

COMPANY GOVERNANCE

Board Leadership Structure

In the recognition of the time commitments and activities required to function effectively as both the Chairman and the Chief Executive Officer (the “CEO”) of a company with a relatively flat management structure, the Company separated the roles of Chairman of the board and CEO of the Company in 2008. Mr. Schlieman has served as Chairman since March 2017. Although the separation of these roles has been appropriate during this time period, the future structure of these roles depends upon the specific circumstances and dynamics of the Company’s leadership. Separation of the two offices is not mandated by the Company’s corporate governance guidelines or Operating Agreement. The separation of roles may also permit the board to recruit senior executives into the CEO position with skills and experience that meet the board’s requirements for the position, but who may not have extensive board experience.

As non-executive Chairman of the board, Mr. Schlieman serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the board, committee chairs and management, he develops or approves the agenda items developed by the CEO for board meetings, sets meeting schedules of the board and presides over meetings of the board and executive sessions of the independent directors.

Board’s Role in Risk Oversight

Management is responsible for identifying risk affecting the Company’s strategy and establishing risk controls. The board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on material risks that the Company faces and how the Company is planning on reducing risks to its strategy. In some cases, risk oversight is addressed as part of the full board’s engagement with the CEO and management. In other cases, a board committee is responsible for oversight of specific risk topics. The risk management committee oversees issues related to risks associated with commodity prices and instruments, while the compensation committee reviews the Company’s compensation policies, programs and procedures, including the incentives they create, to determine whether they present a significant risk to the Company. Based on the compensation committee’s review of the risk factors associated with our compensation programs, the compensation committee concluded that the Company’s compensation policies, programs and procedures are not reasonably likely to have a material adverse effect on the Company. Presentations and other information for the board and board committees generally identify and discuss relevant risk and risk control, and the board members assess and oversee risks as a part of their review of the related business, financial, or other activity of the Company.

Committees of Our Board of Directors

Our board of directors has four standing committees: the audit committee, risk management committee, compensation committee, and governance and nominating committee.

Audit Committee. The audit committee consists of Messrs. Christianson (Chairman), Kueter and Otte. The audit committee’s function is one of oversight and, in that regard, this committee meets with our management and independent registered public accounting firm to review and discuss our financial reporting and our controls respecting accounting.

The board has determined each of Messrs. Christianson, Kueter and Otte is independent as defined in the rules of the Nasdaq Stock Market and under SEC Rule 10A-3. The board has also determined that Messrs. Christianson and Kueter are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K. The Company’s audit committee charter is available on our website at www.AdvancedBioEnergy.com.

Risk Management Committee. The risk management committee consists of Messrs. Schlieman (Chairman), Miller, Thome and Peterson from the board, and Ty Weisendanger, our VP of Trading and Commodities. The risk management committee’s function is to assist the board of directors to assess and manage the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with, or produced as a result of, our ethanol production.

Compensation Committee. The compensation committee consists of Messrs. Kueter (Chairman), Christianson and Miller. The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of our Company’s executive officers. The compensation committee has the authority to approve and make recommendations to the board with respect to the compensation of the Company’s CEO and the committee evaluates the CEO’s performance in light of the executive’s goals and objectives, as determined by the compensation committee. The compensation committee consults with the CEO with respect to compensation for the Company’s other executives and the CEO may be present at meetings for deliberations on non-CEO executive officer compensation, but he may not vote. Although the compensation committee has the authority to engage consultants, the compensation committee is not currently engaging any compensation consultant. Our compensation committee charter is available on our website at www.AdvancedBioEnergy.com.

Governance and Nominating Committee. The governance and nominating committee consists of Messrs. Thome (Chairman), Otte, and Schlieman. The governance and nominating committee is responsible for (i) identifying individuals qualified to become board members and recommending to the board of directors the director nominees to be considered for election by members and for election by the board of directors to fill any vacancy or newly created directorship, (ii) advising the board regarding board composition, procedures and committees, (iii) advising the board regarding corporate governance guidelines and corporate governance matters applicable to the company, and (iv) overseeing the evaluation of the board. Our governance and nominating committee charter is available on our website at www.AdvancedBioEnergy.com.

Board of Directors Meetings and Attendance

Our board of directors held four meetings during fiscal 2018, acted by written consent in lieu of a meeting on six occasions, and held periodic update calls. During fiscal 2018, the audit committee held four meetings, the risk management committee held four meetings, the compensation committee held one meeting, and the governance and nominating committee held five meetings. During fiscal 2018, each serving director attended at least 75% of the aggregate of all meetings of our board of directors and of the board committees on which the director served.

Code of Ethics

We have adopted a code of ethics for the guidance of our chief executive and senior financial officers, and it is posted on our website at www.AdvancedBioEnergy.com. We intend to post on our website any amendments to, or waivers from, our code of ethics within five business days of the amendment or waiver.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that requires that a majority of the board of directors be independent. However, we use the independence rules of the Nasdaq Stock Market to evaluate the independence of our board of directors. We have determined that four of our non-employee directors, Messrs. Kueter, Miller, Otte, and Thome are independent within the definition of independence provided by the rules of the Nasdaq Stock Market.

Director Nominee Selection Policy

Our governance and nominating committee does not have a formal policy for considering any candidates nominated by members. However, Section 5.3 of our Operating Agreement allows members to nominate directors for election and our governance and nominating committee will consider any and all candidates submitted for consideration by any member. Our governance and nominating committee does not have a formal policy with regard to diversity. However, it reviews the current composition of the board to determine the diversity needs of the board, including those related to skills, experience, race, national origin and gender. Any member that wishes to submit a potential candidate for consideration may do so by providing a written request for consideration, either by personal delivery or by United States mail, postage prepaid, to Advanced BioEnergy, LLC, Attention: Richard R. Peterson, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437, not less than 60 days nor more than 90 days prior to the first day of the month corresponding to the previous year’s regular meeting. Your request for consideration must be received no earlier than January 2, 2020 and no later than February 1, 2020 for our 2020 regular meeting of members. Pursuant to Section 5.3 of our Operating Agreement, each notice must set forth:

•	the name and address of record of the member who is making the recommendation;
•

a representation that the member is a holder of record of our units entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name, age, business and residence address, and principal occupation of employment of each nominee;
•

a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming the person or persons) pursuant to which the nomination or nominations are to be made by the member;

•

such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	the consent of each nominee to serve as a director if so elected; and
•

a nominating petition signed and dated by the holders of at least five percent (5%) of the then-outstanding units and clearly setting forth the proposed nominee as a candidate for a director’s seat to be filled at the next election of directors.

We may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility and desirability of the proposed nominee to serve as a director. Our Operating Agreement provides that if a nomination was not made in accordance with the procedures set forth in our Operating Agreement, the defective nomination can be disregarded.

Compensation Committee Interlocks and Insider Participation

None of the members of the board who served on our compensation committee during 2018 have ever been an officer or employee of our Company. No executive officer serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has any of its executive officers serving as a member of our board of directors or compensation committee.

Attendance at Member Meetings

The directors are encouraged, but not required, to attend all meetings of our members. Four of our then-serving directors, Messrs. Kueter, Otte, Peterson and Schlieman, as well as Messrs. Christianson and Thome, the two newly elected directors, attended our 2018 regular meeting of members.

Procedures for Contacting the Board of Directors

Persons interested in communicating with the board of directors are encouraged to contact the chairman of the board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled with “chairman of the board” or the names of specified directors. This letter should be placed in a larger envelope and mailed to Advanced BioEnergy, LLC, Attention: Christine Schumann, 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437. Ms. Schumann will forward the sealed envelopes to the designated recipients.

Report of the Audit Committee

The role of our Audit Committee is one of oversight of our Company’s management and independent registered public accounting firm with regard to our Company’s financial reporting and controls regarding accounting and risk of material loss. In performing its oversight function, this committee relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

Our Audit Committee has (i) reviewed and discussed our audited financial statements for fiscal 2018 with our Company’s management; (ii) discussed with our Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU Sec. 380); (iii) received the written disclosures and the letter from our Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and (iv) discussed with our Company’s independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the review and discussions with management and the independent registered public accounting firm referred to above, our committee recommended to the board of directors that the audited financial statements be included in our Company’s annual report on Form 10-K for fiscal 2018 and filed with the Securities and Exchange Commission.

The Fiscal 2018 Audit Committee

Theodore J. Christianson, Chairman

Daniel R. Kueter

Troy L. Otte

CORPORATE GOVERNANCE

For further information relating to Certain Relationships and Related Transactions, see “Certain Relationships and Related Transactions” below. For further information relating to Director Independence, see “Company Governance” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of February 15, 2019, the ownership of units by each member that we know owns beneficially more than 5% of the outstanding units, each director and director nominee, each named officer, and all executive officers, directors, and director nominees as a group. At the close of business on February 15, 2019, there were 25,410,851 units issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated by footnote or under the “Description of 2009 Voting Agreement” below, the listed beneficial owner has sole voting power and investment power with respect to such units, no director or executive officer has pledged as security any units shown as beneficially owned, and the mailing address for each person listed in the table is 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437.

Name of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership(#)		Percentage of Outstanding Units
Non-Employee Directors:
Theodore J. Christianson	532,671	(1)	2.1%
Daniel R. Kueter	—		*
Charles M. Miller	—		*
Troy L. Otte	105,372		*
J.D. Schlieman	—		*
Brian D. Thome	—		*
Named Executive Officer:
Richard R. Peterson	175,400		*
Executive officer and directors as a group (7 persons)	813,443		3.2%
More than 5% Owners:
Agtegra Cooperative (f/k/a South Dakota Wheat Growers Association)	1,278,268		5.0%
908 Lamont Street South
Aberdeen, SD 57402
Thomas H. Lee Partners, LP and affiliated entities	8,505,224		33.5%
100 Federal Street, 35th Floor
Boston, MA 02110

*	Less than 1%
(1)	Includes 532,671 units owned by Piper Jaffray and affiliated entities, for which Mr. Christianson has shared voting and investment power.

2009 Voting Agreement

In August 2009, Thomas H. Lee Partners, LP and affiliated entities (“THL”)(f/k/a Hawkeye Energy Holdings), entities associated with Clean Energy Capital (“CEC”) (and predecessor entities), Agtegra Cooperative (f/k/a South Dakota Wheat Growers Association) and certain directors entered into a voting agreement, as amended January 12, 2015 (“2009 Voting Agreement”), in conjunction with the issuance and sale of our units in a private equity offering. The number of units currently owned by each party to the 2009 Voting Agreement is set forth in the table below.  As of January 1, 2017, entities associated with CEC no longer had a five percent ownership interest in the Company and accordingly, CEC is no longer entitled to Designees for whom the other parties to the 2009 Voting Agreement must vote.

The 2009 Voting Agreement requires each of the parties thereto to (i) nominate for election to the board the persons listed below (the “Designees”), (ii) recommend to the members of the Company the Designees, and (iii) vote (or act by written consent) all units beneficially owned by that party at any meeting of our members in favor of the Designees. The Designees for election at the 2019 Regular Meeting are:

•	two representatives designated by THL — Theodore J. Christianson and J.D. Schlieman have been designated by THL as nominees for election at the 2019 Regular Meeting; and
•	the Chief Executive Officer of the Company (the “CEO Board Member”) — Richard R. Peterson is currently designated for this purpose.

The 2009 Voting Agreement also requires that each party thereto not take any action that would result in the removal of any of the Designees without the consent of THL and the CEO Board Member. Each of the parties to the 2009 Voting Agreement granted to THL an irrevocable proxy coupled with an interest to vote that party’s units in accordance with the terms of the 2009 Voting Agreement.

For purposes of Section 13(d) of the Securities Exchange Act of 1934, a total of 10,064,264 units may be deemed to be beneficially owned by virtue of the 2009 Voting Agreement, representing approximately 39.6% of our outstanding units. The number of such units held by each party to the 2009 Voting Agreement is as follows:

Name	Units Owned (#)
Troy L. Otte	105,372
Richard R. Peterson	175,400
Agtegra Cooperative (f/k/a South Dakota Wheat Growers Association)	1,278,268
Thomas H. Lee Partners, LP and affiliated entities	8,505,224
Total	10,064,264

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principal elements of compensation paid to our named executive officers and the compensation philosophy and objectives of our compensation program. Because Richard R. Peterson was our only named executive officer for the fiscal year ended September 30, 2018 and he is currently our only named executive officer, the following discussion focuses on compensation for Mr. Peterson.

Our compensation committee is responsible for discharging the board’s responsibilities relating to compensation of the Company’s executives. Our compensation committee has the authority to retain compensation consultants to assist it in evaluating compensation. Our compensation committee also has the responsibility for monitoring adherence with our compensation philosophy, which is further described below, and ensuring that the total compensation paid to our executive officers is transparent, fair, reasonable and competitive. Our compensation committee has authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate.

In 2018, decisions regarding the compensation of Mr. Peterson were made by our board upon the recommendation of our compensation committee. To a large extent, the fiscal 2018 compensation of Mr. Peterson followed principals developed in earlier years.

Compensation Philosophy and Objectives

Our compensation philosophy embodies the following principles:

•	the compensation program should retain management to foster continuity in our operations;
•	the compensation program should align the interests of our management with those of our members; and
•	the compensation program should reward management for outstanding business results.

In structuring a compensation program that will implement these principles, we have developed the following objectives for our executive compensation program:

•	overall compensation levels must be sufficiently competitive to retain executives; and
•	a portion of total compensation should be contingent on, and variable with, achievement of personal and Company performance goals.

Compensation Elements

The principal components of our 2018 compensation for our named executive officer included:

•	base salary; and
•	incentive cash bonuses;
•	perquisites and other personal benefits.

We expect that the principal components of compensation for Mr. Peterson and any other person who may serve as an executive officer in 2018 will be comprised of the same principal components. These components have typically been included in the employment agreements for any named executive officer, as well as in Company policies. In addition to employment agreements, we have also issued equity awards and change of control agreements that are further described below.

Base Salary

Base salary is targeted to provide named executive officers with a fixed base amount of compensation for services rendered during the year. We believe this is consistent with competitive practices and will help ensure we retain qualified leadership in those positions in light of salary norms in our industry and the general marketplace. Traditionally, base salary for our named executive officers has been included in employment agreements and Mr. Peterson’s employment agreement includes a base salary of $285,000. In the past, the amounts of base salary contained in our employment agreements were determined for each executive based on position and responsibility and other market data. In the past, our compensation committee targeted salaries for our named executive officer at the lower end of the median range for comparable companies. While it has been difficult for the compensation committee to gather information for comparable companies on an on-going basis, the compensation committee periodically reviews base compensation in connection with execution and renegotiation of employment agreements with executives to ensure we maintain a competitive position.

Incentive Cash Bonuses

Our board of directors, under the recommendation of the compensation committee, has used, and expects to continue to use, incentive cash bonuses to focus our management on achieving key Company financial objectives, to motivate certain desired individual behaviors and goals and to reward substantial achievement of these Company financial objectives and individual behaviors and goals. Under the Second Amended and Restated Employment Agreement between the Company and our Chief Executive Officer Richard Peterson, as last amended June 7, 2014, Peterson is eligible to earn an annual bonus of up to 37% ($105,450) of his base salary.

The Board did not grant any bonus compensation to Peterson for his fiscal 2018 performance.

Equity Compensation

Our board of directors, under the recommendation of the compensation committee, also used, and expects to continue to use, equity compensation to focus our management on achieving key Company financial objectives, to motivate certain desired individual behaviors and goals and to reward substantial achievement of these Company financial objectives and individual behaviors and goals.

The Board did not grant any equity compensation to Peterson for his fiscal 2018 performance.

Stay Bonus Program

On August 29, 2017, the board of directors, upon the recommendation of the compensation committee, adopted a stay bonus program for the Company’s Chief Executive Officer and other key Company employees that was designed to ensure that if the Company pursued a transaction, the CEO and other key employees would remain focused on completing the transaction and complete and required post-transaction duties.  See “Compensation Discussion and Analysis -Stay Bonus Program.”

Perquisites and Other Personal Benefits

We have traditionally provided named executive officers with perquisites and other personal benefits that the compensation committee believes are reasonable and consistent with our overall compensation program. We believe that these perquisites better enable us to attract and retain superior employees for key positions and are consistent with the Company’s employment agreements. The compensation committee believes that the benefits provided to Mr. Peterson, which primarily consists of the use of a Company-owned vehicle, including all costs incurred in the use of the vehicle, are consistent with market practices and necessary for him to effectively serve as the chief executive officer of the Company.

Accounting and Tax Treatment

We account for equity compensation paid to our employees under generally accepted accounting principles, which require us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is earned. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them.

The compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, unless it meets an exception under Section 162(m).We currently intend that all cash compensation paid will be tax deductible.

Consideration of Results of Prior Year’s Advisory Vote on Executive Compensation

In establishing executive compensation for fiscal 2018, our compensation committee considered the result of our members’ non-binding advisory vote. At our 2018 regular meeting of members, our members approved the non-binding advisory vote on executive compensation as presented in our 2018 Proxy Statement by a vote of 14,516,009 in favor, 719,083 votes against, with 631,478 votes abstaining. Based in part on these results, the committee believes that the current compensation structure is an effective method and the Company has retained the same principal elements of base salary, incentive cash bonuses, equity compensation, and perquisites and other personal benefits.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement for the 2019 regular meeting of members.

Respectfully submitted,

The Fiscal 2018 Compensation Committee
Daniel R. Kueter Theodore J. Christianson Charles M. Miller

Summary Compensation Table

The following table shows, for our Chief Executive Officer, President and Chief Financial Officer, referred to as our named executive officer, information concerning compensation earned for services in all capacities for the fiscal years ended September 30, 2018, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard R. Peterson	2018	285,000	-	—	-	20,614	305,614
Chief Executive Officer,	2017	285,000	-	—	100,719	20,850	406,569
President and Chief Financial Officer	2016	285,000	-	—	105,450	20,350	410,800

(1)

Mr. Peterson earned unit appreciation rights for 100,000 units and 12,500 units in fiscal 2015 and 2014, respectively. The Company has assigned no value to these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation (“Topic ASC 718”). See “Equity Awards.”

(2)	Amounts consist of bonuses earned under Mr. Peterson’s annual performance-based bonus plan.
(3)

The 2018 amounts consist of $7,094 for the portion of the lease, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle. The 2018 amount also includes $13,520 in Company contributions to the 401(k) plan. The 2017 amounts consist of $7,350 for the portion of the lease, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle. The 2017 amount also includes $13,250 in Company contributions to the 401(k) plan. The 2016 amounts consist of $7,100 for the portion of the lease, fuel, insurance and maintenance expense costs for personal use of a Company-owned vehicle. The 2016 amount also includes $13,250 in Company contributions to the 401(k) plan.

Employment Agreement with Named Executive Officer

On May 11, 2011, the Company entered into a Second Amended and Restated Employment Agreement (“2011 Employment Agreement”) with Richard Peterson, Chief Executive Officer and Chief Financial Officer. Under the 2011 Employment Agreement, Peterson received (i) an annual base salary of $285,000 effective as of October 1, 2010; (ii) the right to participate in all employee benefit plans and programs of the Company; (iii) use of an automobile while employed by the Company; (iv) three weeks annually of paid vacation time off in accordance with the Company’s normal policies; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses; and (vi) an annual cash performance bonus of up to 37.0% of his base salary based on achievement of criteria established by the Company’s compensation committee.

Mr. Peterson agreed, as part of the 2011 Employment Agreement, that (i) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (ii) he will not take a corporate opportunity from our Company; (iii) he will not engage in competition with our Company; (iv) he will not attempt to hire an employee of our Company during his employ or during a 24-month period thereafter; (v) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (vi) he will disclose to, and give all rights and ownership to, the Company in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

As a result of the December 2012 sale of substantially all the assets of our ABE Fairmont subsidiary, the Company and Mr. Peterson entered into an Amendment No. 1 dated January 18, 2013 to the 2011 Employment Agreement, under which, among other things, Mr. Peterson was guaranteed an extended employment term of 18 months, from December 7, 2012 through June 7, 2014 (the “Extended Term”). On the last day of the Extended Term or June 7, 2014, Mr. Peterson was entitled to the “Severance Payment,” or 2 years of Mr. Peterson’s base salary amount for a total of $570,000.

Effective June 7, 2014, the Company and Mr. Peterson entered into Amendment No. 2 (“Amendment No 2”) to Mr. Peterson’s 2011 Employment Agreement. Under Amendment No. 2, the Company and Mr. Peterson agreed that Mr. Peterson’s term as President and Chief Executive Officer would continue beyond June 7, 2014 on an “at will” basis and that the Company would pay Mr. Peterson the Severance Payment described in Amendment No. 1. The other provisions of Mr. Peterson’s Employment Agreement remain in effect.

Equity Awards

On January 28, 2015, the board of directors, upon compensation committee recommendation, granted Peterson a unit appreciation right (“UAR”) to purchase 12,500 of the Company’s units, with an initial exercise price of $1.00 per unit. The 12,500 unit UAR was issued for the Company’s fiscal 2014 performance. The UAR vested immediately and expires on January 27, 2025.  The vested UARs will become automatically payable on the date (the “Payment Date”) that is the earliest of (i) the closing on the sale of all or substantially all of the assets of ABE South Dakota LLC, (ii) the occurrence of a “Change in Control,” as defined in the UAR, and (iii) Mr. Peterson’s death or termination of employment due to a “Disability.”

On January 26, 2016, the board of directors granted Peterson a 100,000 unit appreciation right award with an exercise price of $1.24 per unit. The UAR vested immediately and expires on January 26, 2026. The 100,000 unit UAR was issued to Peterson for his efforts enabling the Company to enter into a new, five-year $30.0 million credit agreement in December 2015 and pay off its existing bank indebtedness due on March 31, 2016.  The UARs will become automatically payable on the date (the “Payment Date”) that is the earliest of (i) the closing on the sale of all or substantially all of the assets of ABE South Dakota LLC, (ii) the occurrence of a “Change in Control,” as defined in the UAR, and (iii) Mr. Peterson’s death or termination of employment due to a “Disability.”

On April 27, 2017, the board of directors amended the 200,000 unit appreciation right award issued to Mr. Peterson on January 18, 2013 to establish an expiration date of January 18, 2023.  The original 200,000 unit UAR had no expiration date.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the named executive officer at September 30, 2018. The table shows the exercise prices of the UARs, which have been reduced for Company dividends to its unit holders.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised option (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Richard R. Peterson	200,000	—	$0.21	1/17/2023	None	None
Richard R. Peterson	12,500	—	$0.85	1/27/2025	None	None
Richard R. Peterson	100,000	—	$1.09	1/26/2026	None	None

Stay Bonus Program

On August 29, 2017, the board of directors, upon the recommendation of the Compensation Committee, adopted a stay bonus program for the Company’s Chief Executive Officer and other key employees (“Stay Bonus Program”).

Under the Stay Bonus Program, if a transaction occurs in which (i) all or substantially all of the assets of the Company are sold to a third party, or (ii) two-thirds of the Company’s units are acquired by a third party (“Transaction”), Mr. Peterson would be entitled to a Stay Bonus.  To be eligible, Mr. Peterson must be employed by the Company on a full time basis at the time of the Transaction and agree to remain with the Company for up to 120 days following the closing of the Transaction.

The amount of the Stay Bonus would be based on the “Per Unit Sale Price” of the Transaction, but would be limited to 200% of Mr. Peterson’s base salary.  Any distributions made by the Company to its members prior to a Transaction would reduce the “Per Unit Sale Price” required for the specific bonus payments under the Stay Bonus Program.

If Mr. Peterson’s employment is terminated involuntarily other than cause within 120 days prior to, or after, the date the Company enters into a Letter of Intent or similar agreement (“LOI”) for a Transaction and a Transaction occurs within one year of the employment termination, Mr. Peterson would be entitled to an amount otherwise equal to the amount payable under the Stay Bonus Program.

Under the Stay Bonus Program, all payments would be made in cash, would be subject to applicable payroll deduction, and must be made in a manner that does not violate Section 409A of the Internal Revenue Code.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act of 2010 and SEC Regulation S-K Item 402(u), Advanced BioEnergy is required to disclose the following information about the total compensation paid to its median employee, along with the ratio of the median employee’s total compensation to that of Advanced BioEnergy’s Chief Executive Officer (“CEO”), Richard Peterson.

For 2018, our last completed fiscal year:

-	The median of the annual total compensation of all employees of our company (other than our CEO) was $67,523; and
-	The annual total compensation of our CEO was $318,871 (see note 4 below)

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 5 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

We determined that, as of September 30, 2018, the last day of our payroll for the fiscal year, our employee population consisted of approximately 62 individuals with all of these individuals located in the United States.  We made no cost of living adjustments.

2.

To identify the median employee from our employee population, we calculated the amount of cash compensation in the form of salaries and wages to our employees as reflected in our payroll records and reported to the Internal Revenue Service as taxable wages. We also annualized the compensation for any full-time employees that were not employed by us for all of fiscal 2018. We selected total cash compensation for all employees because it is readily available in our payroll systems and is consistently calculated for each employee so we believe it is a reasonable proxy for purposes of determining the median employee.

3.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for fiscal 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $67,523. The median employee’s annual compensation includes wages and overtime pay as well as incentive payments, company matching contributions to the 401(k) employee savings plan, and the cost of health benefits.

4.

With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this Proxy Statement, plus the cost of health benefits. This resulted in annual total compensation for purposes of determining the ratio in the amount of $318,871, which exceeds the amount reported for him in the Summary Compensation Table by $13,257.

Director Compensation

The following table shows director compensation earned for each of our non-employee directors during the fiscal year ended September 30, 2018. The Company made these payments in the month following the end of each fiscal quarter.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Scott A. Brittenham	15,000	15,000
Theodore J. Christianson	15,000	15,000
Daniel R. Kueter	29,500	29,500
Charles M. Miller	27,250	27,250
Joshua M. Nelson	15,250	15,250
Troy L. Otte	30,000	30,000
J.D. Schlieman	40,000	40,000
Brian D. Thome	14,250	14,250

Fiscal 2019 Director Compensation

On October 25, 2018, our Board of Directors established non-employee director compensation for 2019 and determined the board compensation structure would remain the same as for fiscal 2018. For fiscal 2018, each non-employee director was entitled to receive a quarterly retainer of $6,250, and the board Chairman received an additional $2,500 quarterly retainer. Regular meeting attendance was required to receive retainer payments. Fees for serving on committees were also paid on a quarterly basis in arrears. Committee fees were paid on a per meeting basis, with meeting attendance required in order to receive payment. Committee members were paid $750 per meeting for serving a member of the audit committee, and $500 per meeting for each of the risk management, compensation and governance and nominating committees. The audit committee Chair receives an additional $500 per meeting, while the Chairs of the risk management, compensation and governance and nominating committees received an additional $250 per meeting. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Promoters and Related Persons

The term “related person” as defined in Item 404(a) of Regulation S-K refers to our directors, executive officers, holders of more than 5% of our outstanding membership units and the immediate family members of any of those persons.

Related Party Transaction Approval Policy

While we had no written related-party transaction policy in effect prior to March 16, 2012, at our 2012 Annual Meeting of Members, a revised Section 5.11 was added to our Fifth Amended and Restated Operating Agreement to establish a more thorough mechanism for resolving any conflicts of interest that may arise in the future. All future related party transactions, other than grain purchases, will be approved by a majority of the disinterested directors using this procedure. In addition to compensatory transactions described under “Executive Compensation,” we have engaged in the following transactions with our related persons:

Grain Purchases from Agtegra Cooperative (“Agtegra”)(f/k/a/ South Dakota Wheat Growers Association)

During fiscal 2018, ABE South Dakota purchased $97,308,805 of corn from Agtegra pursuant to a grain origination agreement originally dated November 8, 2006, and automatically renewed for a three-year term on November 8, 2016. Agtegra owns 5.02% of the Company’s outstanding units.  In a letter dated May 4, 2018, the Company notified Agtegra that it was terminating the agreement with respect to purchases at the Company’s Aberdeen, South Dakota facility effective November 8, 2019.

Grain Purchases from Directors

From October 1, 2017 to September 30, 2018, there were no grain purchases by the Company from any of the Company’s directors or entities associated with any of the Company’s directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, officers and 10% or greater unit holders to file initial reports of unit ownership and reports of changes in unit ownership with the SEC. Our directors and officers are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of other forms furnished to us and written representations from our directors and officers, all Section 16(a) filing requirements were met for fiscal 2018, except that Mr. Thome and Christianson were elected as Company directors on March 15, 2018, but did not file their initial report of ownership on Form 3 until April 25 and 26, 2018, respectively.

ADDITIONAL INFORMATION

As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of members, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the membership units represented by these proxies.

By Order of the Board of Directors,

/s/ J.D. Schlieman
J.D. Schlieman Chairman of the Board

January 28, 2019

ADVANCED BIOENERGY, LLC

PROXY CARD FOR 2019 REGULAR MEETING OF MEMBERS

April 16, 2019

9:00 AM (Central Time)

Dakota Event Center

20 Lamont Street

Aberdeen, SD 57401

Advanced BioEnergy, LLC 8000 Norman Center Drive, Suite 610 Bloomington, MN 55437	proxy

Solicited on Behalf of the Board of Directors of Advanced BioEnergy, LLC

The undersigned holder(s) of membership units of Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), hereby appoints Richard R. Peterson and J.D. Schlieman, or either of them, as proxies, with power of substitution, to vote all of the membership units that the undersigned is entitled to vote at the Company’s regular meeting of members to be held at 720 Lamont Street, Aberdeen, SD 57401, on April 16, 2019, 9:00 a.m. central time, and at any adjournment thereof, as follows:

See reverse for voting instructions.

Please detach here

1.	Approval of proposal to set at seven the number of directors to be elected for a term of one year.	☐ For	☐ Against	☐ Abstain

Instructions: To withhold authority to vote for any individual nominee, strike a line through the individual’s name below.
2.	Election of Directors 01 Theodore J. Christianson 02 Daniel R. Kueter 03 Charles M. Miller 04 JD Schlieman 05 Troy L. Otte 06 Richard R. Peterson 07 Brian D. Thome.	☐ FOR all nominees listed (except if any name is lined out)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

3.	Approval of the proposal to ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.	☐ For	☐ Against	☐ Abstain

4.	To cast a non-binding advisory vote approving executive compensation.	☐ For	☐ Against	☐ Abstain
5.	In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	☐ GRANT AUTHORITY to vote		☐ WITHHOLD AUTHORITY to vote

A vote FOR proposal 1, FOR the nominees in proposal 2, FOR proposal 3 and 4, and granting the proxy discretionary authority, is recommended by the Company’s board of directors. When properly executed, this proxy will be voted in the manner directed by the undersigned member(s). If no direction is given, the proxy will be voted FOR the proposal 1, FOR the nominees in proposal 2, FOR proposal 3, FOR proposal 4 and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked abstain are counted only for purposes of determining whether a quorum is present at the meeting.

Date

Signature(s) in Box

Please date and sign exactly as name(s) appear(s) on your membership unit certificate(s). If membership units are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the member is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).

ANNUAL MEETING RSVP
☐ Yes. I/We plan to attend the April 16, 2019 Annual Member meeting at the Dakota Event Center in Aberdeen, SD.
☐ No, I/We will not be able to attend the meeting.